Exhibit 99.1

Adial Pharmaceuticals Reports First Quarter 2025 Financial Results and Provides Business Update

Glen Allen, VA – May 15, 2025 – Adial Pharmaceuticals, Inc. (NASDAQ: ADIL) (“Adial” or the “Company”), a clinical-stage biopharmaceutical company focused on developing therapies for the treatment and prevention of addiction and related disorders, today provided a business update and reported its financial results for the first quarter of 2025.

Cary Claiborne, CEO of Adial Pharmaceuticals, commented, “We made meaningful progress during the first quarter of 2025, completing foundational steps that position us to advance swiftly toward the initiation of our Phase 3 clinical trial for AD04, our lead investigational drug for Alcohol Use Disorder (AUD).”

“One of the key achievements this quarter was the successful completion of our pharmacokinetics bridging study, AD04-103, which confirmed that AD04 delivers favorable and consistent bioavailability, with or without food. This reinforces a flexible and patient-friendly dosing regimen that supports real-world use. Following this milestone, we have commenced manufacturing of our clinical trial supply, ensuring we are operationally ready to enter the next stage of development.”

“We were also pleased to receive confirmation from the FDA supporting our proposed 505(b)(2) in vitro bridging strategy. This strategy leverages data from the AD04-103 study, along with in vitro dissolution data demonstrating equivalence between the formulation used in our prior Phase 3 ONWARD trial and the planned commercial formulation of AD04. This regulatory alignment represents a significant validation of our development plan and enables a more streamlined and efficient path into our next pivotal study. In parallel, we continue to strengthen our intellectual property portfolio with multiple granted patents that broaden and extend protection around AD04’s formulation, method of use, and its genetically guided patient targeting strategy—further enhancing the value and defensibility of our program.”

“Looking ahead, we are preparing for our End of Phase 2 meeting with the FDA in July to finalize key aspects of our Phase 3 trial design and protocol. This engagement represents a pivotal milestone, offering regulatory clarity and ensuring alignment on our development plans. Given the strong progress made across clinical, regulatory, and operational fronts, we believe we are well-positioned to proceed efficiently. The foundation we have built gives us confidence in our ability to advance AD04 through late-stage development and bring a much-needed treatment option to patients living with AUD.”

Other Developments

Adovate, LLC

On May 13, 2025, Adial announced that it has received a six-figure development milestone payment from Adovate, LLC, following the commencement of a Phase 1 clinical trial evaluating Adovate’s lead compound for asthma, ADO-5030. This milestone payment follows Adovate’s exercise of its option to acquire the assets and business of Purnovate, Inc., a wholly owned subsidiary of Adial Pharmaceuticals, as previously disclosed.

Under the terms of the agreement with Adovate, Adial is eligible to receive more than $50 million in commercial milestone payments plus an additional $11 million in development and approval milestone payments per compound, for a total consideration of up to $83 million for the first three compounds alone if such milestones are achieved. In addition, Adial is entitled to low single-digit royalties on net sales should the program advance to commercialization. Adial also retains a significant equity stake in Adovate of over 10%, positioning the Company to participate in the long-term upside as the asthma candidate advances through clinical development and toward potential commercialization.

Intellectual Property

On May 1, 2025, Adial announced patent number 12,274,692 was issued on April 15, 2025, by the United States Patent and Trademark Office covering the administration of AD04, the Company’s investigational drug, as a precision medicine approach for patients with specific genetic markers. The patent claims a method of treating addiction by administering a therapeutically effective amount of AD04 to patients with serotonin-related gene variations, including specific genotypes of HTR3A, HTR3B, and SLC6A4, such as the LL genotype of 5-HTTLPR in combination with variations in rs1150226, rs17614942, and rs1176713.

Warrants

On May 2, 2025, Adial announced its entry into a warrant inducement agreement with an existing healthcare-focused institutional investor of the Company for the immediate exercise of existing Series B Warrants to purchase 1,418,440 shares of the Company’s common stock, par value $0.001 per share, and Series C Warrants to purchase 2,300,000 shares of Common Stock at a reduced exercise price of $0.74 for gross cash proceeds of approximately $2.75 million, before deducting financial advisor fees and other transaction expenses. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

First Quarter 2025 Financial Results

•	Cash and cash equivalents were $2.4 million as of March 31, 2025, compared to $3.8 million as of December 31, 2024. Including the proceeds from the warrant exercises, the Company believes that its existing cash and cash equivalents will fund its operating expenses into the fourth quarter of 2025 based on currently committed development plans.

•	Research and development expenses increased by approximately $293 thousand (65%) during the three months ended March 31, 2025, compared to the three months ended March 31, 2024. The key drivers of the increase were increased chemistry, manufacturing, and controls (CMC) expenses to develop clinical supplies for the upcoming program and consulting expenses as we continue to progress and advance AD04 to a Phase 3 trial.

•	General and administrative expenses increased by approximately $129 thousand (9%) during the three months ended March 31, 2025, compared to the three months ended March 31, 2024. This modest increase was mainly due to higher compensation and consulting.

•	Net Loss was $2.2 million for the three months ended March 31, 2025, compared to a net loss of $6.5 million for the three months ended March 31, 2024. The decrease in net loss was primarily driven by non-cash charges of $4.5 million for an inducement expense in 2024 which was not incurred in 2025 and partially offset by increases in R&D and G&A spending.

About Adial Pharmaceuticals, Inc.

Adial Pharmaceuticals is a clinical-stage biopharmaceutical company focused on the development of therapies for the treatment and prevention of addiction and related disorders. The Company’s lead investigational new drug product, AD04, is a genetically targeted, serotonin-3 receptor antagonist, therapeutic agent for the treatment of Alcohol Use Disorder (AUD) in heavy drinking patients and was recently investigated in the Company’s ONWARD™ pivotal Phase 3 clinical trial for the potential treatment of AUD in subjects with certain target genotypes identified using the Company’s proprietary companion diagnostic genetic test. ONWARD showed promising results in reducing heavy drinking in heavy drinking patients, and no overt safety or tolerability concerns. AD04 is also believed to have the potential to treat other addictive disorders such as Opioid Use Disorder, gambling, and obesity. Additional information is available at www.adial.com.

If you are interested in exploring partnership opportunities with Adial, we invite you to reach out to us (BD@adialpharma.com) to discuss how our joint efforts can bring about positive change to the millions of patients who are struggling with addiction.

Forward-Looking Statements

This communication contains certain "forward-looking statements" within the meaning of the U.S. federal securities laws. Such statements are based upon various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans" and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. The forward-looking statements include statements regarding being positioned to advance swiftly toward the initiation of the Phase 3 clinical trial for AD04, the regulatory alignment with the FDA enabling a more streamlined and efficient path into the next pivotal study, continuing to strengthen the Company’s intellectual property portfolio, enhancing the value and defensibility of the Company’s program, preparing for the End of Phase 2 meeting with the FDA in July to finalize key aspects of our Phase 3 trial design and protocol, the engagement with the FDA offering regulatory clarity and ensuring alignment on the Company’s development plans, being well-positioned to proceed efficiently given the strong progress made across clinical, regulatory, and operational fronts, advancing AD04 through late-stage development, bringing a much-needed treatment option to patients living with AUD, positioning the Company to participate in the long-term upside of Adovate as its asthma candidate advances through clinical development and toward potential commercialization, using the net proceeds from the warrant inducement transaction for working capital and other general corporate purposes, existing cash and cash equivalents funding operating expenses into the fourth quarter of 2025 and the potential of AD04 to treat other addictive disorders such as opioid use disorder, gambling, and obesity. Any forward-looking statements included herein reflect our current views, and they involve certain risks and uncertainties, including, among others, our ability to pursue our regulatory strategy, our ability to advance ongoing partnering discussions, our ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, our ability to develop strategic partnership opportunities and maintain collaborations, our ability to obtain or maintain the capital or grants necessary to fund our research and development activities, our ability to complete clinical trials on time and achieve desired results and benefits as expected, regulatory limitations relating to our ability to promote or commercialize our product candidates for specific indications, acceptance of our product candidates in the marketplace and the successful development, marketing or sale of our products, our ability to maintain our license agreements, the continued maintenance and growth of our patent estate and our ability to retain our key employees or maintain our Nasdaq listing. These risks should not be construed as exhaustive and should be read together with the other cautionary statement included in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contact:

Crescendo Communications, LLC

David Waldman / Alexandra Schilt

Tel: 212-671-1020

Email: ADIL@crescendo-ir.com